Registration No. 333-274641

As filed with the Securities and Exchange Commission on October 23, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GURU APP FACTORY CORP.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

7371

(Primary Standard Industrial Classification Code Number)

98-1726952

(IRS Employer Identification No.)

74 Norfolk House Rd

London SW16 1JH, UK

Tel: +447944544871

(Address and telephone number of registrant’s principal executive offices)

INCORP SERVICES, INC.

3773 HOWARD HUGHES PARKWAY, STE. 500S

LAS VEGAS, NV 89169-6014

TEL. (702) 866-2500

(Name, address and telephone number of agent for service)

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

GURU APP FACTORY CORP.

8,000,000 SHARES OF COMMON STOCK

$0.02 per share

This is the initial offering of common stock of GURU APP FACTORY CORP. and no public market currently exists for the securities being offered. We are registering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $12,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Deniss Volkovs, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Deniss Volkovs, our chief executive officer, owns 100% of the outstanding shares of common stock. This Prospectus will permit Mr. Volkovs to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Volkovs will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our offices and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Guru App Factory Corp. is a development stage company and has recently started its operations. To date, we have established our company, developed our business plan, raised an aggregate of $4,000 through a private placement of our common stock to our sole officer and director, Deniss Volkovs, signed a Consulting Agreement and realized revenue of $15,000 as a result of this agreement. We do not have sufficient capital to fully commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See “risk factors” for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on OTC Markets Group’s platforms. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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Guru App Factory Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 13 before buying any shares of Guru App Factory Corp.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2023

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Guru App Factory Corp.” Refers to Guru App Factory Corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

GURU APP FACTORY CORP.

Guru App Factory Corp. was incorporated in Nevada on March 7, 2023. We are a startup company and intend to develop mobile applications and provide software development services. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue. Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $12,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 74 Norfolk House Rd., London SW16 1JH, UK. Our phone number is +447944544871.

From inception (March 7, 2023) until the date of this filing, we have had limited operating activities. Our financial statements from inception (March 7, 2023) through July 31, 2023, reports no revenues and a net loss of $761. Our independent registered public accounting firm has issued an audit opinion for Guru App Factory Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan, raised an aggregate of $4,000 through a private placement of our common stock to our sole officer and director, Deniss Volkovs, signed a Consulting Agreement and realized revenue of $15,000 as a result of this agreement. Proceeds from the private placement and revenue were used for working capital.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $40,000, our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	GURU APP FACTORY CORP.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$160,000
Securities Issued and Outstanding:

There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Deniss Volkovs.

If we are successful at selling all the shares in this offering, we will have 12,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $160,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 7, 2023 (Inception) to July 31, 2023:

Financial Summary	July 31, 2023 ($) (Audited)
Cash and Deposits	4,064
Total Assets	4,064
Total Liabilities	825
Total Stockholder’s Equity (Deficit)	3,239

Statement of Operations	Accumulated from March 7, 2023 (Inception) to July 31, 2023 ($) (Audited)
Total Expenses	761
Net Loss for the Period	(761)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of July 31, 2023, we had 4,064 in cash and liabilities of $825. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $40,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Deniss Volkovs, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Volkovs has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $12,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

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If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on March 7, 2023 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited business, sales and marketing experience in our industry.

We have recently started our operations and have generated limited revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to develop mobile application will gain wide acceptance in its target market or that we will be able to effectively market our service. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Deniss Volkovs, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase our service than a competitor’s because we have no prior experience in our industry.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business niche of application and software development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful mobile application developers and companies providing software development services that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

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We have just one customer, and we cannot guarantee future customers. Even if we obtain new customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have identified only one customer and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially own 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Deniss Volkovs for all of our operations. The loss of Mr. Volkovs would have a substantial negative effect on our company and may cause our business to fail. Mr. Volkovs has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Volkovs’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

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Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Deniss Volkovs, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because we have uncertain plans for monetization of a mobile app we are developing and mobile apps we plan to develop in the future, there is no guarantee that we will make a profit and we will have to suspend or cease operations.

We currently have no mobile app in development and have uncertain plans for monetization and the future monetization plans may vary greatly upon the mobile apps that are eventually chosen to be developed. Also, there is a risk that Mr. Volkovs’s outside software development activities may limit the types of mobile apps that we may develop.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Deniss Volkovs, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officers.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

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Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 7, 2023, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $160,000 from this offering, we may have to seek alternative financing to implement our business plan.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Our president, Mr. Volkovs does not have any prior experience offering and selling securities , and our offering does not require a mimimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Volkovs does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Markets Group’s platforms after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Markets Group’s platforms or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Deniss Volkovs, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Volkovs’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $12,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group’s platforms.

The company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 12,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $160,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$40,000	$80,000	$120,000	$160,000
Offering expenses	12,000	12,000	12,000	12,000
Net proceeds	28,000	68,000	108,000	148,000
SEC reporting and compliance	12,000	12,000	12,000	12,000
Office	4,000	4,000	6,000	6,000
Business Website	3,000	3,000	3,000	3,000
Marketing	6,000	9,000	27,000	37,000
Freelance developers	3,000	40,000	60,000	90,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $12,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Deniss Volkovs, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Volkovs’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets Group’s platforms when and if our common stocks become eligible for trading on the OTC Markets Group’s platforms. Mr. Volkovs will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Volkovs. Mr. Volkovs will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of July 31, 2023 was $3,239 or approximately $0.0008 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2023.

The following table sets forth as of July 31, 2023, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	31,239	71,239	111, 239	151,239
Post offering net tangible book value per share	0.0052	0.0089	0.0111	0.0126
Pre-offering net tangible book value per share	0.0008	0.0008	0.0008	0.0008
Increase (Decrease) in net tangible book value per share after offering	0.0044	0.0081	0.0103	0.0118
Dilution per share	0.0148	0.0111	0.0089	0.0082
% dilution	74%	55.5%	44.5%	41%
Capital contribution by purchasers of shares	40,000	80,000	120,000	160,000
Capital Contribution by existing stockholders	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	90.91%	95.24%	96.77%	97.56%
Percentage capital contributions by existing stockholders	9.09%	4.76%	3.23%	2.44%
Gross offering proceeds	40,000	80,000	120,000	160,000
Anticipated net offering proceeds	28,000	68,000	108,000	148,000
Number of shares after offering held by public investors	2,000,000	4,000,000	6,000,000	8,000,000
Total shares issued and outstanding	6,000,000	8,000,000	10,000,000	12,000,000
Purchasers of shares percentage of ownership after offering	33.33%	50%	60%	66.67%
Existing stockholders percentage of ownership after offering	66.67%	50%	40%	33.33%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $4,064 as of July 31, 2023. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Deniss Volkovs, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of July 31, 2023, Mr. Volkovs has advanced to us $825. Mr. Volkovs, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $40,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 74 Norfolk House Rd., London SW16 1JH, UK. Our phone number is +447944544871.

We are a development stage company and have generated minimal revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $12,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated minimal revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $160,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on March 7, 2023. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated minimal revenue and just recently started our operations. If we are unable to successfully find new clients who will use our service, we may quickly use up the proceeds from this offering.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

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Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Set up Office (1 month to 3 month)

$4,000-6,000

As the Company is involved in the mobile application development businesses and software development services, we do not require large office spaces. Upon completion of the offering we plan to set up an office and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as mobile phones, office supplies, furniture, laptops and other. Our sole officer and director, Deniss Volkovs will take care of our initial administrative duties. We believe that it will cost at least $4,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% or more of the shares offered we will buy better equipment with advanced features that will cost us approximately $2,000 more. In this case, set up costs will be approximately $6,000.

Business Website (2 month to 4 month)

$3,000

When our office is set up, we intend to begin developing our website. Our president and sole director, Deniss Volkovs will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not registered a domain name for our website. We plan to spend $3,000 on the website development, including site design and implementation. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing (4 month to 8 month)

$6,000-37,000

We plan to use different marketing strategies in our marketing campaign, such as online marketing, specialized magazines, and presentations. We intend to utilize various online marketing tools to promote our services effectively. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, video advertisements on popular social media platforms such as Facebook, Twitter, Instagram, and YouTube and phone calls to acquire potential customers. We plan to begin our advertising campaign once our website is developed.

Negotiate Agreements with potential customers (4 month to 12 month)

No material costs.

When our website is operational and marketing campaign is initiated, we plan to contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed. As of today, we have identified one customer and signed Consulting Agreement with him and realized revenue of $15,000 as a result of this agreement.

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Hire freelance developers (6 month to 12 month)

$3,000-$90,000

Once we have clients and agreements to develop applications, we plan to hire freelance developers on an as-needed basis.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$40,000	$80,000	$120,000	$160,000
Offering expenses	12,000	12,000	12,000	12,000
Net proceeds	28,000	68,000	108,000	148,000
SEC reporting and compliance	12,000	12,000	12,000	12,000
Office	4,000	4,000	6,000	6,000
Business Website	3,000	3,000	3,000	3,000
Marketing	6,000	9,000	27,000	37,000
Freelance developers	3,000	40,000	60,000	90,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated limited revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on March 7, 2023 to July 31, 2023

During the period we incorporated the company, prepared a business plan, received equity funding by our sole officer and director and engaged in market research. Our loss since inception is $761. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2023, the Company had $4,064 cash and our liabilities were $825, comprising $825 owed to Deniss Volkovs, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $40,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

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Since inception, we have sold 4,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $4,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Deniss Volkovs, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Volkovs has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Volkovs’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $40,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $40,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

In General

Guru App Factory Corp. was incorporated in Nevada on March 7, 2023. We are development stage company and intend to commence operations in the mobile application development businesses. Our principal office address is located at 74 Norfolk House Rd., London SW16 1JH, UK. Our telephone number is +447944544871. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have earned limited revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue, we may need a minimum of $12,000 of additional funding to pay for SEC filing requirements. If we do not sell at least 2,000,000 shares of our common stock, we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds for the developing our own mobile applications. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We cannot provide any assurance that we will be able to raise such additional funding.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, engaging in market research, developing our own application, signing a Consulting Agreement and realizing revenue of $15,000 as a result of this agreement. We received our initial funding of $4,000 through the sale of common stock to our sole officer and director, who purchased an aggregate of 4,000,000 shares at $0.001 per share. Our financial statements from inception (March 7, 2023) through our first fiscal year ended July 31, 2023 report no revenues and a net loss of $761. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our Business

We plan to develop, publish, and sell mobile applications on the iOS and Google Play platforms. The Company also plans to maintain a portfolio of its own products and track the user download statistics. Guru App Factory Corp. intends to generate revenues from the Apps development for third parties as well as the sale of branded advertisements and via consumer transactions, including in-app purchases in its own applications. As mobile devices have become more prevalent, the mobile Apps industry has experienced corresponding growth in the number of Apps published and the niches they serve, as well as the revenues they generate. We believe that there will continue to be an increase in the number of smartphones and tablets sold. In addition, Apple, Samsung and other mobile device manufacturers have introduced new, larger and more powerful smartphones and tablets that enable more complex Apps and that allow app developers to create apps that are optimized for larger screen sizes and designed to take advantage of these devices’ advanced capabilities and functionality. We believe that the proliferation of and technological developments to mobile devices will continue to drive growth in our industry for the foreseeable future.

We plan to develop different types of mobile applications depending on funds we will raise in the offering such as Messengers, Entertainment, Lifestyle, Music & Audio, Education, Social Media, Health & Fitness and Dating Apps. The costs and time necessary to bring the mobile applications we plan to develop to market depends on complexity of the app and can vary from $5,000 for very simple application to $250,000 and from 2 month to 12 months of developing. As of today, we have not started to develop any applications.

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Alongside with mobile apps related services we intend to provide software development consulting services. We plan to offer the other services to small and medium companies involved in various parts of the IT industry and companies providing services to IT entities, the list of which can be extended or shortened depending on their profitability and popularity with the customers:

-	Consulting services in software development business;
-	Consulting services in data encryption;
-	Consulting services in blockchain operation and development;
-	Software development using blockchain technologies;
-	Software development using encryption and data protection.

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Mobile app

A mobile application (also called a mobile app) is a type of application designed to run on a mobile device, which can be a smartphone or tablet computer. Even if apps are usually small software units with limited function, they still manage to provide users with quality services and experiences. According to statista.com, the number of mobile app downloads worldwide has been increasing constantly from 2016 onward, surpassing 200 billion in 2019. In the most recently measured year, consumers downloaded 255 billion mobile apps to their connected devices, up by more than 80 percent from 140.7 billion app downloads in 2016 (please see the graph below).

Number of mobile app downloads worldwide from 2016 to 2022 (in billions)

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Consulting Agreement

  On August 9, 2023, we signed a Consulting Agreement with LERO-MOVIE LTD. The material terms of the agreements are the following:

-	The services to be performed by Guru App Factory Corp. involve website development and search engine optimization;
-	The service price is $15,000;
-

All work product developed by Guru App Factory Corp. in the performance of Services including, but not limited to, papers, records, reports, analyses, computer-based information and drawings and the patentable intellectual property rights in any such material will be the sole and exclusive property of LERO-MOVIE LTD;

-	The Agreement commences on August 8, 2023 and remains in full force and effect until September 30, 2023, unless mutually extended or terminated early;

During August and September 2023, the services were performed, and we realized revenue of $15,000 as a result of this agreement.

Marketing

Our sole officer and director, Deniss Volkovs, will be responsible for marketing of our mobile app development and software development consulting services. We intend to spend from $ 6,000 to $37,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Awareness of our app development and software development consulting services, competitive advantages and revenue potential that we are able to provide through our mobile applications, is expected to be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, product reviews, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. We are committed to connecting with our users and we plan to leverage various forms of social media, including Facebook, Twitter, YouTube, Instagram, Snapchat and TikTok to communicate with them. We also want to use traditional advertising activities, primarily mobile advertising spending on Facebook, Apple and Google. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Competition

Winning customers will be critical to our ability to grow our business. We are a new and un-established company, have a weak competitive position in the industry and have earned limited revenues. We have an operational loss of $761 from (March 7, 2023) through our first fiscal year ended July 31, 2023. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to sustain our current operations. Many of the companies with whom we compete have greater financial and technical resources than those available to us. It is uncertain whether our development service and mobile apps will achieve and sustain high levels of demand and market acceptance.

The market competition in the mobile app development can be evaluated as a high. There are many large well-established mobile game development companies which develop similar product or provide software development consulting services. Guru App Factory Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the software development consulting services and the business of mobile application development. Many established, yet well financed entities are currently active in the business. Nearly all Guru App Factory Corp.’s competitors have significantly greater financial resources, customer base, technical expertise, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in being able to develop mobile apps and become a successful company in the mobile application development. Therefore, Guru App Factory Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Deniss Volkovs, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

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Offices

Our business office is located at 74 Norfolk House Rd., London SW16 1JH, UK. This is the office provided by our President and Director, Deniss Volkovs. We do not pay any rent to Mr. Volkovs and there is no agreement to pay any rent in the future. Our telephone number is +447944544871.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Deniss Volkovs 74 Norfolk House Rd., London SW16 1JH, UK	36	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Deniss Volkovs has acted as our President, Treasurer, Secretary and sole Director since we incorporated on March 7, 2023. Mr. Volkovs owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Volkovs was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. For the last 10 years, Mr. Volkovs has been working as a freelance software developer on an outsource basis for entities and individuals from around the world.

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During the past ten years, Mr. Volkovs has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Volkovs was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Volkovs’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Deniss Volkovs, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 7, 2023 until July 31, 2023:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Deniss Volkovs, President, Secretary and Treasurer	March 7, 2023 to July 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Mr. Volkovs currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (March 7, 2023) to July 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Deniss Volkovs	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Deniss Volkovs will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Volkovs’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Volkovs, directly or indirectly, from the Company.

On March 7, 2023, we issued a total of 4,000,000 shares of restricted common stock to Deniss Volkovs, our sole officer and director in consideration of $4,000. Further, Mr. Volkovs has advanced funds to us. As of July 31, 2023, Mr. Volkovs has advanced to us $825. Mr. Volkovs will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Volkovs. Mr. Volkovs will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Volkovs does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Volkovs or the repayment of the funds to Mr. Volkovs. The entire transaction was oral. Mr. Volkovs is providing us office space free of charge and we have a verbal agreement with Mr. Volkovs that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) October 23, 2023 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Deniss Volkovs 74 Norfolk House Rd London SW16 1JH, UK	4,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  October 23, 2023, there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. To be quoted on the OTC Markets Group’s platforms a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Mr. Volkovs, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Volkovs will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.	Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

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This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

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All checks for subscriptions must be made payable to “Guru App Factory Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of July 31, 2023, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Deniss Volkovs owns all 4,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Guru App Factory Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

FRUCI & ASSOCIATES II, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. FRUCI & ASSOCIATES II, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by FRUCI & ASSOCIATES II, PLLC.

Our financial statements from inception (March 7, 2023) to July 31, 2023, immediately follow:

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GURU APP FACTORY CORP.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended July 31, 2023 are included herewith.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Guru App Factory Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Guru App Factory Corp. (“the Company”) as of July 31, 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from March 7, 2023 (inception) through July 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2023, and the results of its operations and its cash flows for the period from March 7, 2023 (inception) through July 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not commenced principal operations. This factor, among others, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525 We have served as the Company’s auditor since 2023. Spokane, Washington
September 22, 2023

F-1

GURU APP FACTORY CORP.

BALANCE SHEET

JULY 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$4,064
Total current assets	4,064
TOTAL ASSETS	$4,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Advances from related party	$825
Total current liabilities	825
Total Liabilities	825

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Additional paid-in-capital	-
Accumulated deficit	(761)
Total Stockholders’ Equity	3,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,064

The accompanying notes are an integral part of these financial statements.

F-2

GURU APP FACTORY CORP.

STATEMENT OF OPERATIONS

For the period from Inception (March 7, 2023) to July 31, 2023
Revenue	$-

OPERATING EXPENSES
General and administrative expenses	761
Total operating expenses	(761)
Loss before provision for income taxes	(761)

Provision for income taxes	-

Net loss	$(761)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

F-3

GURU APP FACTORY CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (MARCH 7, 2023) to JULY 31, 2023

			Additional
	Common Stock		Paid-In-	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at March 7, 2023 (Inception)	-	$-	$-	$-	$-
Shares issued	4,000,000	4,000	-	-	4,000
Net loss	-	-	-	(761)	(761)
Balances as of July 31, 2023	4,000,000	$4,000	$-	$(761)	$3,239

The accompanying notes are an integral part of these financial statements.

F-4

GURU APP FACTORY CORP.

STATEMENT OF CASH FLOWS

For the period from Inception (March 7, 2023) to July 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(761)
Net cash used in operating activities	(761)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	825
Proceeds from Issuance of Common Stock	4,000
Net cash provided by financing activities	4,825
Change in cash and equivalents	4,064
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$4,064

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

GURU APP FACTORY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JULY 31, 2023

NOTE 1 – ORGANIZATION AND BUSINESS

GURU APP FACTORY CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 7, 2023. The Company plans to develop mobile applications and provide software development services. The Company’s executive offices are located at 74 Norfolk House Rd., London SW16 1JH, UK. The Company’s functional currency of the Company is USD (United States Dollar). The Company has adopted a July 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of July 31, 2023 have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated losses from inception (March 7, 2023) to July 31, 2023 of $761. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

F-6

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2023.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accounts payable and advances from related party. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC 740, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, “Revenue from Contracts with Customers”.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer;
-	Identification of the performance obligations in the contract;
-	Determination of the transaction price;
-	Allocation of the transaction price to the performance obligations in the contract; and
-	Recognition of revenue when, or as, we satisfy performance obligation.

Earnings per Share

The company adheres to the provision of ASC 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 7, 2023 (Inception) through July 31, 2023, the Company’s sole officer and director loaned the Company $825 to pay for incorporation costs.  As of July 31, 2023, the amount outstanding was $825. The loan is non-interest bearing, due upon demand and unsecured. On March 7, 2023, we issued a total of 4,000,000 shares of restricted common stock to our sole officer and director in consideration of $4,000.

F-7

NOTE 5 -  INCOME TAXES

The reconciliation of the provision for income taxes at the U.S. statutory rate of 21% for the period ended July 31, 2023 is as follows:

Tax benefit at U.S. statutory rate	$(160)
Change in valuation allowance	160

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at July 31, 2023 are as follows:

Deferred tax assets:
Net operating loss	$160
Valuation allowance	(160)

The Company has approximately $761 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2043. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 6 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On March 7, 2023, the Company issued 4,000,000 shares of its common stock at $0.001 per share for total proceeds of $4,000.

As of July 31, 2023, the Company had 4,000,000 shares issued and outstanding.

NOTE 7 -  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2023 to the date the financial statements were issued and has determined that there are no items to disclose.

F-8

PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

GURU APP FACTORY CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$17.63
Auditor Fees and Expenses	$7,500.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$12,017.63

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Guru App Factory Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Guru App Factory Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Deniss Volkovs 74 Norfolk House Rd., London SW16 1JH, UK	March 7, 2023	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Legal Opinion of Haddan & Zepfel LLP
10.1	Consulting Agreement *
23.1	Consent of FRUCI & ASSOCIATES II, PLLC *
99.1	Form of Subscription Agreement
107	Filing Fee Table *

* - Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on October 23, 2023.

GURU APP FACTORY CORP.

By:	/s/ Deniss Volkovs
Name:	Deniss Volkovs
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Deniss Volkovs
Deniss Volkovs	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	October 23, 2023

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